Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (under Rule 14a- 6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Crowell & Co., Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fees (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                               CROWELL & CO., INC
                          610 INDUSTRIAL PARK BOULEVARD
                              EVANS, GEORGIA 30809

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 13, 1998

     A Special Meeting of Shareholders of Crowell & Co., Inc., will be held at the Holiday Inn, 2155 Gordon Highway, Augusta, Georgia, on Friday, March 13, 1998, at 9:00 A.M., local time, for the following purposes:

1. At the Special Meeting, shareholders of the Company will be asked to consider and vote upon the Reverse Stock Split Proposal which, if adopted, will move the Company from public company status subject to the reporting requirements of the Securities Acts as administered by the Securities and Exchange Commission to private company status not subject to the Securities Acts. Shareholders also will be asked to vote on any other matters as may properly come before the Special Meeting and any postponement or adjournment thereof. Effective as of the approval of the Reverse Stock Split Proposal, the Articles of Incorporation of the Company will be amended to reflect the Reverse Stock Split. Certificates for all outstanding shares of common stock shall be exchanged for the certificates for the new shares and, if applicable, for cash in lieu of any fractional new shares.

     Information relating to the above matters is set forth in the attached Proxy Statement. The close of business on January 31, 1998, has been set by the directors as the record date for determination of shareholders eligible to receive notice of and to vote at the meeting. Copies of the 1996 Annual Report, the 10-QSB for the nine months ended September 30, 1997, and the 8-K for December 31, 1997, are enclosed.

                       By Order of the Board of Directors,


                                            Mark L. Gilliam
                                            Secretary


Evans, Georgia
February 13, 1998


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                               CROWELL & CO., INC.
                                 PROXY STATEMENT
                                FEBRUARY 13, 1998

     This Proxy  Statement is furnished  to the  Shareholders  of Crowell & Co.,
Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Special Meeting of Shareholders and at any adjournments thereof (the "Special Meeting"). The Special Meeting will be held at the Holiday Inn, 2155 Gordon Highway, Augusta, Georgia, on Friday, March 13, 1998, at 9:00 A.M. local time.

     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to Shareholders is February 25, 1998.

                                     PURPOSE

     At the Special Meeting, shareholders of the Company will be asked to consider and vote upon the Reverse Stock Split Proposal which, if adopted, will move the Company from public company status subject to the reporting requirements of the Securities Acts as administered by the Securities and Exchange Commission to private company status not subject to the Securities Acts. Shareholders also will be asked to vote on any other matters as may properly come before the Special Meeting and any postponement or adjournment thereof. Effective as of the approval of the Reverse Stock Split Proposal, the Articles of Incorporation of the Company will be amended to reflect the Reverse Stock Split. Certificates for all outstanding shares of common stock shall be exchanged for the certificates for the new shares and, if applicable, for cash in lieu of any fractional new shares.

                                     VOTING

GENERAL

     The securities that can be voted at the Special Meeting consist of Common Stock of the Company, without par value, with each share entitling its owner to one vote on each matter submitted to the Shareholders and Preferred Stock, stated value $1.00 per share, with every four shares entitling its owner to one vote on each matter submitted to the Shareholders. The record date for determining the holders of Common Stock and Preferred Stock who are entitled to receive notice of and to vote at the Special Meeting is January 31, 1998. On the record date, 2,520,835 shares of Common Stock and 1,011,899 shares of Preferred Stock were outstanding and eligible to be voted at the Special Meeting.

QUORUM AND VOTE REQUIRED

     The presence, in person or by proxy, of a majority of the outstanding shares of Common and Preferred Stock of the Company is necessary to constitute a quorum at the Special Meeting. In counting the votes to determine whether a quorum exists at the Special Meeting, the proposal receiving the greatest number of all votes "for", "against", or "withheld" and abstentions (including instructions to withhold authority to vote) will be used.

     The Company believes that approximately 1,899,747 voting shares owned or controlled on the record date by directors and executive officers of the Company, constituting approximately 68.5% of the outstanding Common and
Preferred Stock (together the "Voting Stock"), will be voted in favor of the proposal.

     Adoption of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares of Company Voting Stock entitled to vote at the Special Meeting. Otis L. Crowell, Chairman of the Board and President of the Company, is the beneficial owner of, and has authority to vote 1,898,497 shares of Company Voting Stock, or 68.4 % of the shares of Company Voting Stock which were issued and outstanding on the Record Date. Mr. Crowell plans to vote all shares of Company Voting Stock over which he has voting authority to approve the Reverse Stock Split Proposal. If Mr. Crowell votes all of his shares of Company Voting Stock over which he has voting authority to approve the Reverse Stock Split Proposal, the requisite vote for adoption of the Reverse Stock Split will have been obtained.

     The Company's principal executive offices are located at 610 Industrial Park Boulevard, Evans, Georgia, 30809, and its telephone is 706-855-1099.

     The date of this Proxy Statement is February 13, 1998.

PROXIES

     Shareholders should specify their choices with regard to the proposal on the enclosed proxy card. All properly executed proxies delivered by Shareholders to the Company in time to be voted at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with directions given. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE SHARES REPRESENTED BY A SIGNED AND DATED PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE PROXY CARD AND DESCRIBED HEREIN. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

     Any Shareholder delivering a proxy has the power to revoke it any time before it is voted by giving written notice to the Secretary of the Company at 610 Industrial Park Boulevard, Evans, Georgia, 30809, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Special Meeting.

     In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy material to the beneficial owners of shares held of record by them. (All expenses incurred in connection with the solicitation of proxies will be borne by the Company.)

THE REVERSE STOCK SPLIT

     If the proposal is adopted, the Articles of Incorporation of Crowell & Co., Inc., will be amended to provide that all shares of outstanding Common Stock, without par value, be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock, without par value, upon surrender of the old shares for certificates representing the new shares.

     No fractional new shares will be issued. Any common shareholders who would otherwise be entitled to a fractional share will be paid for such right at the rate of $.03 per old share.

BACKGROUND OF AND REASON FOR THE REVERSE STOCK SPLIT

     In 1988 Janka, Inc. ("Janka"), a company whose majority shareholder was Otis L. Crowell, merged with the Mid South Corporation ("Mid South"). Mid South was a public company with approximately 750 shareholders. To management of the Company's knowledge, no dividends had ever been paid on Mid South's common stock.

     After the merger, Mr. Crowell became the majority shareholder of Mid South. In 1989, Crowell & Co., Inc. ("Crowell"), a company wholly owned by Mr. Crowell, was merged into Mid South. Subsequently, the name of the combined companies was changed to Crowell & Co., Inc.

     The purpose of these mergers was to make it possible for the Company to raise capital for real estate operations through public markets. Over the past 10 years, and after substantial effort, the Company has been unable to develop a trading market for its common stock, thus never realizing the possibility of raising capital through public markets. Because of this, the only reason for merging Crowell, Janka, and Mid South, the ability to raise capital in public markets, has never been realized.

     The Company has expended substantial dollars and efforts over the past ten years meeting the reporting rules required by the Securities and Exchange Commission ("SEC"). Total dollars spent are in excess of $500,000. Approximately $50,000 per year is spent because the Company must be audited by Independent Certified Public Accountants, attorneys are used to review filing documents, fees are paid to various outside electronic filers in order to comply with the SEC's EDGAR filing requirements, postage for filings, and various other expenses related to the Company's public company status.

     Recently, major lenders to the Company have urged the Company to cut corporate expenses, including the expense of maintaining public company status because of the Company's general financial condition. One major lender has informed the Company that it is unwilling to loan the Company additional funds without the personal guarantee of Mr. Crowell. Mr. Crowell has expressed hesitancy to continue to do this.

     Because of the aforementioned conditions, which are the Company's inability to raise capital through public markets, the substantial expenses incurred by the reporting requirements of the Company's public company status, the recommendation of lenders to cut expenses by terminating public company status, and the reluctance of Mr. Crowell to continue to personally guarantee the Company`s debt, the Company's President, Mr. Crowell, and Chief Financial Officer, Mark L. Gilliam, began exploring ways to terminate public company status.

     Several options were considered including a tender offer, various types of mergers, corporate reorganization, and a reverse stock split. The excess expense and uncertainty of success eliminated all options except corporate reorganization and a reverse stock split.

     The reverse stock split was chosen because its outcome was certain, expenses incurred by the Company were moderate, and shareholders would receive payment for their fractional shares as opposed to corporate reorganization where shareholders would receive no payment.

THE EFFECTS OF THE REVERSAL STOCK SPLIT

     The result of the reverse stock split will be the attainment of private company status for the Company and the payment for fractional shares owned by shareholders which will be generated by the reverse stock split. The valuation date of the Company has been set at January 31, 1998, for the payment of fractional shares. The Board of Directors has determined a value of the Company's common stock as $75,625. This translates to $.03 per share for every share owned prior to the reverse stock split.

BOARD RECOMMENDATIONS

     THE COMPANY'S BOARD BELIEVES THAT THE REVERSE STOCK SPLIT PROPOSAL IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE TO ADOPT THE PROPOSAL.

DISSENTERS' RIGHTS

     In the event the Proposal is approved, shareholders would have certain rights to dissent and demand appraisal of their shares under Section 14-2-1302 of the Georgia Code. Under Georgia Law, dissenting shareholders who comply with the requisite statutory procedures would be entitled to receive a judicial determination and payment of "fair value" of their Shares as of the close of business on the day prior to the date of shareholders called to vote on such Proposal. The value so determined could be more or less than the consideration offered pursuant to the amount disclosed in this Proxy Statement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The payment for fractional shares for the Company's Common Stock pursuant to the Reverse Stock Split is expected to be a fully taxable transaction. Accordingly, each exchanging shareholder will recognize gain or loss for federal income tax purposes measured by the difference between such shareholder's basis in the Shares exchanged and the cash received by the Shareholder for the fractional shares. Such gain or loss will be capital gain or loss if the Shares were held as a capital asset. All shareholders are urged to consult with their own tax advisors as to the tax consequences of the Reverse Stock Split.

SOURCES AND AMOUNT OF FUNDS

     Upon approval of the Reverse Stock Split, the Company plans to pay for the fractional shares from funds generated from the normal operations of the Company.

BUSINESS OF THE COMPANY

     The principal businesses of the Company and its subsidiaries are home-building, the development of residential properties, and commercial real estate brokerage. Generally, the Company acquires new properties for development in the Augusta, Georgia area based on management's assessment of levels of current and expected consumer demand. The analysis and acquisition of new properties by personnel of the Company are conducted on a continuous basis.

     Keystone Homes, Inc. ("Keystone"), a wholly owned subsidiary of the Company, builds single-family and multi-family homes on a presold and speculative basis. Keystone is the primary builder in all of the Company's developments. Generally, Keystone does not build outside Crowell developments.

     The Company is a Georgia corporation which was organized in 1966. The offices of the Purchaser are located at 610 Industrial Park Boulevard, Evans, Georgia, 30809. The telephone is 706-855-1099.

MARKET PRICE OF COMPANY COMMON STOCK, PREFERRED STOCK, AND SHARES

     There is currently no established trading market for the Company's Common or Preferred Stock. The Company does not intend to list any of such securities on a national securities exchange or to seek their admission to trading on the National Association of Securities Dealers Automated Quotation System. No assurance can be given that any market for the Company Common or Preferred Stock will develop, or if any such market develops, as to the liquidity of such market. No dividends have been paid on the Common Stock in the past five years. The Company is not aware of any dividends ever being paid on the Common Stock. Accumulated unpaid dividends on the Company's Preferred Stock amount to $302,808 at December 31, 1997.

PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of January 31, 1998, information with respect to the beneficial ownership of shares of Common and Preferred Stock of the Company by each person known to be the beneficial owner of more than 5% of the outstanding shares of Common and Preferred stock by each director and by each executive officer named in the Compensation Table and all directors and executive officers of the Company as a group. Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission ("SEC") regulations and includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options and the conversion of shares of Preferred Stock of the Company. The named persons have sole voting and investment power with regard to the shares shown as owned by such persons. Pursuant to SEC regulations, all shares not currently outstanding which are subject to options or conversion privileges exercisable within 60 days are deemed to be outstanding for the purpose of computing the "Percent of Class" held by the holder thereof but are not deemed to be outstanding for the purpose of computing the "Percent of Class" held by any other Shareholder of the Company.

                                   Common Stock      Series A Preferred   Series B Preferred     Combined Voting
                                   Beneficially      Stock Beneficially   Stock Beneficially    Power (Common and
                                  Owned (Percent       Owned (Percent       Owned (Percent    Preferred Considered
     Name and Address              of Class) (1)        of Class) (2)        of Class) (3)   as a Single Class) (4)
-------------------------------------------------------------------------------------------------------------------
Florice Clark(5)                     121,725                  -                 486,899               4.4%
   3554 Old Ferry Road                (4.6%)                                     (100%)
   Martinez, GA 30907

Otis L. Crowell*(5)                1,876,622                87,500                 -                 67.7%
   3750 Evans to Locks Road          (73.8%)               (16.7%)
   Augusta, GA 30907

Mark L. Gilliam*                       1,250                  -                    -                    +
   3696 El Cordero Road                 +
   Martinez, GA 30907

Robert M. Hunter(5)                   70,000               280,000                 -                  2.5%
   3801 High Hampton Drive            (2.7%)               (53.3%)
   Martinez, GA 30907

Dennis Stanfield                     161,436                  -                    -                  5.8%
   P.O. Box 4501                      (6.0%)
   Martinez, GA 30907

Robert M. Hunter, Jr.                 13,125                52,500                 -                    +
   3 Beech Lane                         +                  (10.0%)
   Morristown, NJ 07960

Beverly H. Taylor                     13,125                52,500                 -                    +
   688 Woodhall Abbey Court             +                  (10.0%)
   Martinez, GA 30907

Ben W. Hunter                         13,125                52,500                 -                    +
   3109 West Road                       +                  (10.0%)
   Martinez, GA 30907

All executive officers             1,877,872                  -                    -                 68.7%
   and directors as a group          (73.4%)
   (3 persons)

+    Less than 1.0%
*    Executive officer or director

(1)  Based on 2,520,835 shares of Common Stock outstanding on January 31, 1998.

(2) Based on 525,000 shares of Series A Preferred Stock outstanding on January 31, 1998. Holders of the Series A Preferred Stock vote on the basis of one vote for each four shares of Series A Preferred Stock held with holders of Common Stock and holders of Series B Preferred Stock, all voting as a single class. The Series A Preferred Stock is not registered under Section 12 of the Securities Exchange Act of 1934, and in providing ownership information the Company has relied on its stock transfer records, which may not correspond to beneficial ownership. To the extent that the Company is aware of beneficial ownership that is different from ownership as reflected by the stock transfer records, such beneficial ownership information has been provided.

(3) Based on 486,899 shares of Series B Preferred Stock outstanding on January 31, 1998. Holders of the Series A Preferred Stock vote on a one vote for each four shares of Series B Preferred Stock held with holders of Common Stock and holders of Series A Preferred Stock, all voting as a single class. The Series B Preferred Stock is not registered under Section 12 of the Securities Exchange Act of 1934, and in providing ownership information the Company has relied on its stock transfer records, which may not correspond to beneficial ownership. To the extent that the Company is aware of beneficial ownership that is different from ownership as reflected by the stock transfer records, such beneficial ownership information has been provided.

(4) Based on one vote per share for Common Stock and one vote per four shares for Series A and B Preferred Stock.

(5) The shares of Common Stock beneficially owned by the indicated persons include shares which may be acquired upon the conversion of outstanding shares of Series A or B Preferred Stock, as the case may be, as follows:
     Ms. Clark - 121,725 shares; Mr. Crowell - 21,875 shares; and Mr. Robert M. Hunter - 70,000 shares; Mr. Robert M. Hunter, Jr. - 13,125 shares; Ms. Beverly H. Taylor - 13,125 shares; and Mr. Ben W. Hunter - 13,125 shares.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Cherry, Bekaert & Holland has served as independent accountants of the Company since 1987. Representatives of Cherry, Bekaert & Holland will not be present at the Special Meeting.

             OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING

     The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Special Meeting of Shareholders which may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or adjournments thereof, it is the intentions of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

                              AVAILABLE INFORMATION

     The Company is subject to the informational filing or submission requirements of the Exchange Act, and in accordance therewith are required to file or submit periodic reports and other information with the Securities and Exchange Commission under the Securities Act of 1934, as amended (the "Exchange Act") relating to their business, financial condition and other matters. Such reports, proxy statements and other information may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048 and can also be reviewed through the Commission's Electronic Data Gathering, Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

     All information contained herein with respect to the Company has been supplied by the Company.

     No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The delivery of this Proxy Statement shall not , under any circumstances, create any implication that there has been no change in the affairs of the Company or any subsidiary thereof since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such solicitation in such jurisdiction.


                                       By Order of the Board of Directors,



                                       Mark L. Gilliam
                                       Secretary


Evans, Georgia
February 13, 1998

The Company's 1996 Annual Report, the 10-QSB for the nine months ended September 30, 1997, and the 8-K for December 31, 1997, have been mailed to Shareholders of the Company with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

                               CROWELL & CO., INC.
                                 SPECIAL MEETING
                                 MARCH 13, 1998

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Common Stock, without par value, (the "Common Stock") or Preferred Stock, stated value $1.00 per share (the "Preferred Stock"), of Crowell & Co., Inc. (the "Company"), hereby appoints Otis L. Crowell and Mark L. Gilliam, and each of them with full power of substitution, proxies to vote at the Annual Meeting of shareholders of the Company to be held at the Holiday Inn, 2155 Gordon Highway, Augusta, Georgia, on March 13, 1998, at 9:00 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock or Preferred Stock of the Company held or owned by the undersigned as of the record date (January 31, 1998) as directed below, and in their discretion upon such other matters as may come before the meeting. If the undersigned revokes this Proxy by giving written notice to the Secretary of the Company, the undersigned may vote in person at the Annual Meeting all shares of Common Stock or Preferred Stock owned by the undersigned as of the record date (January 31,1998).

          Resolved, that the Articles of Incorporation of Crowell & Co., Inc. be amended to provide that all shares of outstanding Common Stock, without par value, be the subject of a reverse stock split, so that each outstanding share shall, without further action of the Corporation, be entitled to .000005 of a share of Common Stock, without par value, upon surrender of the old shares for certificates representing the new shares.

          Further resolved, that no fractional new shares be issued, but that any common shareholders who would otherwise be entitled to a fractional share be paid for such right at the rate of $.03 per old share.

     FOR__________        AGAINST__________        WITHHELD__________


IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THIS PROPOSAL.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, the full corporate name should be signed by a duly authorized officer.



Date:
      ------------------------


--------------------------------------------------------------------------------
Shareholder signature and title if applicable

--------------------------------------------------------------------------------
Shareholder signature (if jointly held)

                               CROWELL & CO., INC.

                               1996 Annual Report

                                                                          Page 2
                                 COMPANY PROFILE


     The principal businesses of the Company and its subsidiaries are home-building, the development of residential properties, and commercial real estate brokerage. Generally the Company acquires new properties for development in the Augusta, Georgia area based on management's assessment of levels of current and expected consumer demand. The analysis and acquisition of new properties by personnel of the Company are conducted on a continuous basis.

     Keystone Homes, Inc. ("Keystone"), a wholly owned subsidiary of the Company, builds single-family and multi-family homes on a presold and speculative basis. Keystone is the primary builder in all of the Company's developments. Generally, Keystone does not build outside Crowell developments.

     Additionally, Crowell owned and operated Petersburg Racquet Club, a tennis and swimming facility located in Crowell's largest development during the years ended December 31, 1996 and 1995.

     Crowell also owned and operated United Data Systems, a computer software company, during the years ended December 31, 1996 and 1995. Crowell sold United Data Systems on December 16, 1996. Details of the sale are disclosed in the financial statements included with this annual report.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

OVERVIEW

     The primary objective of the Company's management is to maximize shareholder wealth. The Company attempts to accomplish this objective by increasing total revenues and controlling expenses. Management believes that existing corporate structure is adequate to support increased sales. In addition, management believes revenues can be increased most rapidly by increasing home-building efforts.

     The statements in this report regarding future sales, expenses, and other items relating to the future of the Company constitute Forward Looking Statements under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the Company's expectations as a result of a number of factors, including the national and local economy, market conditions, competition, real estate demand, availability of financing, interest rates, and weather conditions.

RESULTS OF OPERATION

     Management continually monitors inventory levels in relation to customer demand in order to build the needed number of homes. Management believes that housing inventory needs are dynamic and that a specific inventory level must be matched with anticipated consumer demand. Therefore, there is no specific amount of inventory which will always be the optimum.

     Home sales decreased by $155,759, or 2.5%, and commercial brokerage commissions increased by $68,905, or 50.2% for the year ended December 31, 1996, as compared to the year ended December 31, 1995. The slight decrease in home sales primarily resulted from selling fewer homes in 1996 than in 1995. The increase in commercial brokerage commissions resulted from the brokerage of more property sales in 1996.

     Gross profit percent on home sales increased to 9% in 1996 from 5% in 1995. The increase in gross profit percentage on home sales resulted primarily from lower lot acquisition costs in 1996 as compared to 1995.

     Gross profit percent on commercial brokerage commissions increased from 30% in 1995 to 31% in 1996.

     Gross profit on lot sales increased from 36% in 1995 to 49% in 1996. The increase in gross profit percentage on lot sales resulted primarily from lower lot costs in 1996 as compared to 1995.

     Salaries decreased in 1996 as compared to 1995 by $5,143, or 1%, because of employee attrition. Management believes salary expense will be less in 1996 than in 1997 because of the loss of several employees during 1996. The Company does not plan to replace employees lost through attrition.

     Depreciation expense decreased by $10,920 or 17% in 1996 as compared to 1995 because several assets have been fully depreciated. Management believes depreciation expense will increase in 1997 based on projected increased depreciation caused by additions at Petersburg Racquet Club ("PRC").

     Taxes and licenses decreased by $29,951, or 46%, in 1996 as compared to 1995. The decrease in taxes and licenses resulted primarily from the decrease in properties held in 1996 as compared to 1995 and a timing difference in recording property taxes expensed.

     Building occupancy decreased by $1,685 in 1996 as compared to 1995.

     Office expense decreased in 1996 by $31,735 or 23% as compared to 1995. The decrease in office expenses in 1996 as compared to 1995 resulted primarily from the decrease in the number of employees and the decrease in number of Company operations.

     Advertising and promotion decreased by $1,982, or 10%, in 1996 as compared to 1995.

     Legal and accounting expenses decreased by $17,155, or 40%, in 1996 as compared to 1995. The decrease in legal and accounting fees resulted primarily from the reduction in audit fees and smaller use of attorneys in 1996 as compared to 1995.

     Communications expenses decreased by $1,281, or 6%, in 1996 as compared to 1995 because of lower long distance rates.

     Overall operating expenses decreased by $99,852 for 1996 as compared to 1995. The overall decreases in 1996 as compared to 1995 resulted primarily from decreases in taxes and licenses, office expenses, and legal and accounting expenses.

     Interest income decreased by $44,768 in 1996 as compared to 1995 because a note receivable in the amount of approximately $260,000 was collected in 1995.

     Interest expense from continuing operations decreased by $151,639 in 1996 as compared to 1995 because of the decrease in housing inventory carried throughout the year.

LIQUIDITY AND CAPITAL RESOURCES

     The Company expects to sell land it presently owns to meet liquidity needs as it has done in the past. Together with revenues from other sources, such sales would be expected to generate sufficient cash to meet the Company's liquidity requirements. At December 31, 1996, available cash and proceeds from land, lot, and home sales were expected to be sufficient to meet the Company's requirements until spring of 1996 when home sales typically improve and provide cash for operations.

     The  Company  has  obtained   financing   historically  by  borrowing  from
conventional lending sources using land acquired for development as security for loans.

     Current and future liquidity needs are expected to be met by use of the proceeds from lot and land sales and the proceeds from loans, using lands purchased for development as collateral. Existing development loans and commitments available to the Company have been made by various financial institutions and are secured by the improved lots held for resale. The interest rates on the development loans are the prime rates of the lenders (8.0% in December 1996) plus 1.0 to 1.5%. Payments of interest are due monthly or quarterly and a portion of the principal is repaid as each lot is sold. The existing loans terminate in the years ending December 31, 1997 and 1998, at which time all principal and accrued interest are payable. There are no penalties for prepayment. Management expects to renew the development loans at that time.

     Residential home construction costs are financed through the use of additional commitments using the improved lots as collateral. Lot acquisition costs and home construction costs are financed by construction loans from a number of conventional lending sources, generally lending 90 to 95% of the costs of the home, secured by the lot and improvements, at rates of 9.25% to 9.75% as of December 31, 1996. These loans are paid upon the sale of the home. These loans are negotiated and closed on a project-by-project and lot-by-lot basis.

     In addition to the development loans, the Company has a loan agreement with an Augusta, Georgia savings and loan institution for a currently outstanding amount of approximately $541,461 at a rate of one percent over the institution's base lending rate (8.5% at December 31, 1996).

     Financing arrangements for long-term needs have not been made because such arrangements in the land development business are generally made on a project-by-project basis. Debt service on existing loans (loan balances totaled $3,566,459 as of December 31, 1996) and funds for operations are expected to be met from the proceeds of lot sales, land sales, home sales and real estate brokerage commissions. Notes maturing in 1997 total $2,483,111. The Company historically has renewed these notes annually although there are no assurances that such loans will be renewed by the financial institution. The notes will eventually be repaid from proceeds of land, lot, and home sales.

     The Company's financial condition at December 31, 1996, is substantially equivalent to that of December 31, 1995. Stockholders' equity as of December 31, 1995, was $755,024 as compared to $741,869 at December 31, 1996.

     Properties held for resale decreased from $3,929,197 at December 31, 1995 to $3,493,117 at December 31, 1996, a decrease of $436,080, or 11%, which reflects the decrease in inventory to adjust to decreased sales. Properties held for resale will increase and decrease as management determines and builds the level of inventory needed to satisfy customer demand.

     Cash decreased by $206,070, or 77%, at December 31, 1966, from December 31, 1995.

     Receivables increased from $127,076 at December 31, 1995, to $161,907 at December 31, 1996, an increase of $34,831, or 27%, because of the addition of a note receivable in connection with the sale of UDS.

     Other assets decreased from $53,516 at December 31, 1995, to $43,332 at December 31, 1996, a decrease of $10,184, or 19%.

     Notes payable decreased from $3,808,908 at December 31, 1995, to $3,566,459 at December 31, 1996, a decrease of $242,449, or 6%, because of a decrease in inventory levels. Notes payable will increase and decrease in direct proportion to the level of housing inventory maintained by the Company.

     Accounts payable and accrued liabilities decreased from $198,327 at December 31, 1995, to $71,544 at December 31, 1996, a decrease of $126,783 or 64%, because proceeds from home sales and collections on asset sales were used to pay liabilities.

     The Company has net operating loss carryforwards available of approximately $2,060,000 to offset against future federal taxable income. The current value of these carryforwards computed at maximum federal and state income tax rates is approximately $800,000. This amount is not reflected in the financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                             December 31,
                                                             ------------
                                                          1996           1995
                                                       ----------     ----------
PROPERTIES HELD FOR RESALE
   Homes under construction and for sale               $2,276,944     $2,445,971
   Developed residential land                           1,016,939      1,103,676
   Land held for future development                       199,234        379,550
                                                       ----------     ----------
                                                        3,493,117      3,929,197
                                                       ----------     ----------

CASH, including escrow funds of $6,434 and $25,689
   in 1996 and 1995, respectively                          62,494        268,564
                                                       ----------     ----------

RECEIVABLES
   Notes                                                  126,316         30,766
   Accounts and other                                      35,591         96,310
                                                       ----------     ----------
                                                          161,907        127,076
                                                       ----------     ----------

PROPERTY AND EQUIPMENT
   Rental homes                                            90,000        124,000
   Petersburg Racquet Club                              1,059,993        706,547
   Computer equipment and software                              0        153,269
   Furniture, fixtures and equipment                      146,903        206,268
                                                       ----------     ----------
                                                        1,296,896      1,190,084
   Less accumulated depreciation                          677,874        806,178
                                                       ----------     ----------
                                                          619,022        383,906
                                                       ----------     ----------

OTHER ASSETS                                               43,332         53,516
                                                       ----------     ----------

                                                       $4,379,872     $4,762,259
                                                       ==========     ==========

See notes to consolidated financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                    December 31,
                                                                                    ------------
                                                                                1996            1995
                                                                                ----            ----

NOTES PAYABLE TO BANKS                                                       $3,566,459      $3,808,908
                                                                             ----------      ----------

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable                                                                 21,155          78,083
Accrued expenses                                                                 42,905          89,874
Customer deposits                                                                 7,484          30,370
                                                                             ----------      ----------
                                                                                 71,544         198,327
                                                                             ----------      ----------

   TOTAL LIABILITIES                                                          3,638,003       4,007,235
                                                                             ----------      ----------

COMMITMENTS

STOCKHOLDERS' EQUITY
   Capital stock:

       Preferred, voting and non-participating,  without par value;
            10,000,000 shares authorized,  1,011,899  designated to
            Series A and Series B
       Series A  preferred,  8%  cumulative,  stated  value  $1 per share;  callable  at  $1  per  share  plus  accumulated
            dividends, convertible into common stock at the rate of
            1 share for 4 preferred  shares;  authorized  2,000,000
            shares;   issued  and   outstanding   525,000   shares;
            accumulated dividends $105,000 ($0.20 per share)                    525,000         525,000
       Series B  preferred,  8%  cumulative,  stated  value  $1 per share;  callable  at  $1  per  share  plus  accumulated
            dividends, convertible into common stock at the rate of
            1 share  for 4  preferred  shares;  authorized  486,899
            shares;   issued  and   outstanding   486,899   shares;
            accumulated dividends $116,856 ($0.24 per share)                    486,899         486,899
       Common,  without par value;  50,000,000  shares  authorized;
            2,520,835 shares issued and outstanding at December 31,
            1996 and 1995.                                                      696,774         696,776
   Additional paid-in capital  Preferred stock - Series A                        33,648          33,648
   Accumulated deficit                                                       (1,000,452)       (987,299)
                                                                             ----------      ----------

       TOTAL STOCKHOLDERS' EQUITY                                               741,869         755,024
                                                                             ----------      ----------


                                                                             $4,379,872      $4,762,259
                                                                             ==========      ==========

                      CROWELL & CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              Year ended December 31,
                                                               1996             1995
                                                            -----------      -----------
REVENUES
   Home sales                                               $ 6,253,268      $ 6,409,027
   Brokerage commissions                                        206,255          137,350
   Other income                                                 270,977          277,344
   Lot sales                                                    254,900           71,600
                                                            -----------      -----------
                                                              6,985,400        6,895,321
                                                            -----------      -----------
COST OF REVENUES
   Homes                                                      5,721,184        6,073,514
   Agent commissions                                            142,395           95,778
   Other                                                         31,617           37,477
   Lots                                                         129,408           45,700
                                                            -----------      -----------
                                                              6,024,604        6,252,469
                                                            -----------      -----------
OPERATING EXPENSES
   Salaries                                                     597,184          602,327
   Depreciation                                                  54,388           65,308
   Taxes and license                                             35,836           65,787
   Building occupancy                                           105,530          107,215
   Advertising and promotion                                     17,798           19,780
   Office expense                                               105,223          136,958
   Legal and accounting                                          25,992           43,147
   Communications                                                19,488           20,769
                                                            -----------      -----------
                                                                961,439        1,061,291
                                                            -----------      -----------

     OPERATING LOSS                                                (643)        (418,439)
                                                            -----------      -----------

FINANCIAL INCOME (EXPENSE)
   Interest income                                                  941           45,709
   Interest expense                                            (246,370)        (398,009)
                                                            -----------      -----------
                                                               (245,429)        (352,300)
                                                            -----------      -----------

   LOSS FROM CONTINUING OPERATIONS                             (246,072)        (770,739)
                                                            -----------      -----------

DISCONTINUED OPERATIONS
   Income (loss) from residential brokerage division             69,686          (76,450)
   Gain on disposal of residential brokerage division                 0           79,000
   Income from computer division                                  3,306           64,709
   Gain on disposal of computer division                        159,927                0
                                                            -----------      -----------
                                                                232,919           67,259
                                                            -----------      -----------

   NET LOSS                                                     (13,153)        (703,480)
                                                            ===========      ===========

EARNINGS PER COMMON SHARE:
   Weighted average number of common shares outstanding       2,520,835        2,520,835
   Primary earnings per share
     Loss from continuing operations                        $      (.13)     $      (.34)
     Income from discontinued operations                            .09              .03
                                                            -----------      -----------

   NET LOSS PER COMMON SHARE                                $      (.04)     $      (.31)
                                                            ===========      ===========

See notes to consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                            Capital Stock Issued
                                            --------------------          Additional Paid-In Capital
                                  Preferred       Preferred                        Preferred       Accumulated
                                  Series A        Series B         Common          Series A          Deficit
                                  --------        --------        ---------        --------        -----------
BALANCE, DECEMBER 31, 1994        $525,000        $486,899        $ 696,776         $33,648        $  (283,819)

Net loss                                --              --               --              --           (703,480)
                                  --------        --------        ---------         -------        -----------

BALANCE, DECEMBER 31, 1995        $525,000        $486,899        $ 696,776         $33,648        $  (987,299)


Purchase of Stock                       --              --               (2)             --                 --
Net loss                                --              --               --              --            (13,153)
                                  --------        --------        ---------         -------        -----------

BALANCE, DECEMBER 31, 1996        $525,000        $486,899        $ 696,774         $33,648        $(1,000,452)

See notes to consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          Years ended December 31,
                                                                          ------------------------
                                                                         1996                 1995
                                                                      -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                           $   (13,153)        $  (703,480)
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                        54,388              74,526
      (Gain) loss on disposal of assets                                  (159,927)             45,065
      Changes in assets and liabilities:
         (Increase) decrease in:
         Properties held for resale                                       436,080           1,743,951
         Accounts and other receivables                                    60,719             (20,022)
         Home sale notes receivable                                        24,450              53,301
         Other assets                                                      10,184             122,109
         Increase (decrease) in:
         Accounts payable                                                 (56,928)              5,111
         Accrued expenses                                                 (46,969)            (36,501)
         Customer deposits                                                (22,886)            (74,656)
                                                                      -----------         -----------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            285,958           1,209,404
                                                                      -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of assets                                            80,000             100,000
   Purchase of property and equipment                                    (329,579)            (17,265)
   Collections on notes receivable                                              0             452,222
                                                                      -----------         -----------
             NET CASH PROVIDED BY INVESTING ACTIVITIES                   (249,579)            534,957
                                                                      -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from bank loans                                             4,679,657           4,294,615
   Payments of bank loans and other debt                               (4,922,106)         (6,000,744)
                                                                      -----------         -----------
       NET CASH USED IN FINANCING ACTIVITIES                             (242,449)         (1,706,129)
                                                                      -----------         -----------

NET INCREASE (DECREASE) IN CASH                                          (206,070)             38,232

CASH AT BEGINNING OF YEAR                                                 268,564             230,332
                                                                      -----------         -----------

CASH AT END OF YEAR                                                   $    62,494         $   268,564
                                                                      ===========         ===========

SUPPLEMENTARY DISCLOSURES

   Interest paid (net of amount capitalized)                          $   262,853         $   384,119
   Income taxes paid                                                            0               5,503
   Note receivable from disposal of assets                                120,000                   0

See notes to consolidated financial statements.

                      CROWELL & CO., INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

NOTE 1 - DESCRIPTION OF BUSINESS

     The principal operations of Crowell & Co., Inc., and its subsidiaries (the "Company") are development of residential properties for resale, home-building, and providing commercial real estate brokerage services. The Company acts as a general contractor on all development and home-building.

     Crowell & Co., Inc. ("Crowell"), the parent company, primarily develops residential properties in the Augusta, Georgia, metropolitan statistical area. Additionally Crowell owns and operates Petersburg Racquet Club, a tennis and pool facility located in Crowell's largest development. Crowell also provides property appraisal services and commercial real estate brokerage services.

     Ivey Homes, Inc. ("Ivey"), and Keystone Homes, Inc. ("Keystone"), both wholly owned subsidiaries of Crowell, build single-family and multi-family homes on a presold and speculative basis in the Augusta, Georgia, metropolitan statistical area. The operations of Ivey and Keystone were combined in 1996.

     The Company incurred losses from continuing operations of $246,072 and $770,739 in 1996 and 1995, respectively. The Company sold two of its divisions during 1996 and 1995, and management has initiated other internal changes which management believes will help return the Company to profitability. However, the real estate market in the Augusta area is subject to fluctuations beyond the Company's control. As discussed in Note 5, the Company also has additional borrowing capacity under its financing arrangements.

     All operations of Crowell and its subsidiaries are domestic.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

ACCOUNTING ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE

     The loss per common share is computed using the weighted average of the number of shares outstanding during the years ended December 31, 1996 and 1995. Because inclusion of convertible preferred stock would have an anti-dilutive effect on the loss per common share, the convertible preferred stock is excluded from the computation of the loss per common share assuming full dilution. The preferred dividend accrued is subtracted from the net loss for the purposes of computing the loss per common share regardless of whether the preferred dividend is paid.

RECEIVABLES

     The Company uses the allowance method for recording bad debt. At December 31, 1996 and 1995, an allowance for collectible receivables was not considered necessary.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Maintenance and repairs are charged to expense. Improvements that significantly increase the lives of assets are capitalized and depreciated or amortized over their estimated useful lives. Gains or losses on disposals are credited or charged to operations.

DEPRECIATION

     Depreciation of property and equipment is computed on the straight-line and declining-balance methods for both financial reporting and income tax purposes.

PROPERTIES HELD FOR RESALE

     Properties held for resale are stated at the lower of cost or market using the specific identification method. Certain property purchases and sales are treated as cash transactions for the statements of cash flows.

CUSTOMER DEPOSITS

     A portion of the Company's cash is reserved for the repayment of security deposits, excess cash owed to property owners on property management accounts and earnest money received on pending real estate sales contracts.

CAPITALIZED INTEREST

     The Company capitalizes the portion of interest incurred during the construction period for funds borrowed to develop properties and construct residential homes. Such interest is charged to properties and expensed as a cost of sale as properties are sold.

REVENUE RECOGNITION

     The Company recognizes revenues on sales of residential lots, land, and homes at the time of closing and receipt of cash.

     The Company uses the completed contract method on Company-constructed homes. This method is used because the typical home is completed in six months or less and the financial position and results of operations do not vary significantly from those which would result from the use of the percentage of completion method. A contract is considered complete at the time of closing and receipt of cash.

     Contract costs include all direct materials and labor costs, allocated common cost of land and development and those indirect costs related to contract performance, including interest on borrowings. General and administrative costs are charged to expense as incurred.

     The  Company  recognizes   commissions  earned  on  real  estate  brokerage
transactions at the time of closing.

RECLASSIFICATIONS

     Certain 1995 amounts have been reclassified to conform with the financial statement presentation used in 1996. These reclassifications had no effect on net income.


NOTE 3 - NOTES RECEIVABLE
                                                               December 31,
                                                            1996          1995
                                                          --------      -------
   Note receivable from an individual due in
     quarterly installments with interest at 8.8%,
     secured by all assets of UDS.  (See Note 9)          $120,000      $     -
   Various second mortgage notes receivable on
     homes sold by Ivey at interest rates of 9.0%
     to 11.0%, due at various dates through 1997.         $  6,315      $30,766
                                                          --------      -------

                                                          $126,315      $30,766
                                                          ========      =======

     In the opinion of management, the fair value of the above financial instruments does not materially differ from the face value.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

     The Company leases its office space from the majority stockholder. On June 1, 1989, the Company entered into three (3) operating lease agreements each with a term of twenty (20) years. The leases provide that the Company pay all property taxes, insurance and maintenance plus an annual rental. The total minimum rental commitment at December 31, 1996, under these leases is $1,837,200, which is due as follows:

        Year ending December 31,
                 1997                                   $  127,200
                 1998                                      127,200
                 1999                                      130,800
                 2000                                      133,200
                 2001                                      135,600
              Thereafter                                 1,183,200
                                                        ----------
                                                        $1,837,200

     The total rental expense for these leases included in the consolidated statements of income for the years ended December 31, 1996 and 1995, was $122,400 and $120,000, respectively.

NOTE 5 - NOTES PAYABLE

                                                                              December 31,
                                                                              ------------
                                                                         1996               1995
                                                                      ----------         ----------
To banks
   Secured by residential  properties  held  for resale,
        maturing  at  various  dates  through  1998,  at
        interest  rates  from  prime  plus  1.0% to 1.5%
        (8.5% to 10.0% at December 31, 1996 and 1995).                $2,955,170         $3,345,402
   Secured by Petersburg Racquet Club property, maturing
        2009,  at an  interest  rate of 8.5% and 7.5% at
        December 31, 1996 and 1995, respectively.                        541,461            330,082
   Secured by single-family homes  held for  resale  and
        rental,  maturing at various dates through 1998,
        at interest rates of 9.0% to 11.0%.                               69,828            133,424
                                                                      ----------         ----------

                                                                      $3,566,459         $3,808,908
                                                                      ==========         ==========

     In the opinion of management, the fair value of the above financial instruments does not materially differ from the face value.

     Under  provisions  of financing  arrangements  outstanding  at December 31,
1996, the Company has unused commitments for financing of approximately $940,000. These additional amounts are available upon request and approval of development progress and are subject to the same terms and obligations as those existing on December 31, 1996. The majority stockholder has personally guaranteed all bank loans. In addition, the president of Ivey has personally guaranteed all of Ivey's bank loans, which amounts to additional guarantees of $1,667,674 as of December 31, 1996. The president of Keystone has personally guaranteed all of Keystone's bank loans which amounts to additional guarantees of $591,544.

Maturities of debt are as follows:

       Year ending December 31,
                 1997                                     $2,483,111
                 1998                                        596,256
                 1999                                         34,883
                 2000                                         37,967
                 2001                                         41,323
              Thereafter                                     372,919
                                                          ----------
                                                          $3,566,459
                                                          ==========

     Capitalized interest (see Note 2) was approximately $78,000 and $58,000 for the years ended December 31, 1996 and 1995, respectively. All other interest incurred was recognized as financial expense in the consolidated statements of income.

NOTE 6 - INCOME TAX MATTERS

     For the years ended December 31, 1996 and 1995, Crowell filed consolidated income tax returns with its subsidiaries Ivey and Keystone.

     For the years ended December 31, 1996 and 1995, no income tax provision was made because of the net losses the Company incurred.

     As of December 31, 1996, and for the year then ended, the Company had no significant temporary or permanent differences to report. For the year ended December 31, 1995, the Company collected the remainder of a note receivable recorded on the cash basis for income tax purposes in the amount of approximately $260,000. No income tax was incurred by the collection because of the net loss incurred by the Company.

     The Company adopted SFAS No. 109 as of January 1, 1995. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for temporary differences between the financial reporting basis of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The adoption of SFAS No. 109 had no significant effect on income for the year ended December 31, 1995.

     Deferred tax assets and liabilities at December 31, 1996 and 1995, consist of the following:

                                                               Years ended December 31,
                                                               ------------------------
                                                                 1996             1995
                                                              ---------        ---------
Deferred tax assets
   Federal and state net operating loss carryforwards         $ 800,000        $ 800,000
   Less valuation allowance                                    (800,000)        (800,000)
                                                              ---------        ---------
Net deferred tax asset                                        $       -        $       -
                                                              =========        =========

     Remaining net operating loss carryforwards of $2,058,248 expire in varying amounts between December 31, 2002, and December 31, 2011, and are subject to Internal Revenue Code Section 382 limitations relating to a corporation's ability to use net operating loss carryforwards subsequent to a change in ownership. An expiration schedule is as follows:

    Year ending December 31
                 2002                                $  320,346
                 2003                                   597,531
                 2004                                   154,945
                 2005                                   294,482
                 2010                                   683,502
                 2011                                     7,442
                                                     ----------
                                                     $2,058,248
                                                     ==========

NOTE 7 - INDUSTRY SEGMENT DATA

     The Company conducts its operations in the principal industries of real estate development and home-building.

     The real estate development segment consists principally of the development of residential properties for resale and construction of single-family and multi-family housing. In addition, the real estate development segment operates a tennis and pool facility.

     The real estate brokerage segment consists of commission revenue and related expenses for primarily commercial real estate sales.

     Any significant intersegment revenues for the periods presented have been eliminated. Various industry segment data is as follows:

                                                    Year ended December 31,
                                                    -----------------------
                                                   1996                 1995
                                                -----------         -----------
Net sales
   Real estate development                      $ 6,779,145         $ 6,757,971
   Real estate brokerage                            206,255             137,350
                                                -----------         -----------
      Net sales                                 $ 6,985,400         $ 6,895,321
                                                ===========         ===========

Operating income (loss)
   Real estate development                      $   (36,946)        $  (422,838)
   Real estate brokerage                             36,303               4,399
                                                -----------         -----------
      Operating income (loss)                   $      (643)        $  (418,439)
                                                ===========         ===========

Capital expenditures
   Real estate development                      $   324,215         $     5,741
   Real estate brokerage                                 --                  --
                                                -----------         -----------
      Net capital expenditures                  $   324,215         $     5,741
                                                ===========         ===========

Depreciation and amortization
   Real estate development                      $    54,388         $    65,308
   Real estate brokerage                                 --                  --
                                                -----------         -----------
      Net depreciation and amortization         $    54,388         $    65,308
                                                ===========         ===========

Assets employed
   Real estate development                      $ 4,379,872         $ 4,661,515
   Real estate brokerage                                 --                  --
                                                -----------         -----------
                                                $ 4,379,872         $ 4,661,515
                                                ===========         ===========

NOTE 8 - RELATED PARTY TRANSACTIONS

     Keystone purchases developed lots for home construction from Home Sites, Ltd. ("Home Sites"), an entity related by common control. For the years ended December 31, 1996 and 1995, such purchases amounted to $79,500 and $292,700, respectively. Crowell also provides management services to Home Sites. For the years ended December 31, 1996 and 1995, management fees earned by the Company amounted to $5,430 and $35,522, respectively.

     An officer of the company also received real estate commissions on Home Sites property sold by Crowell in the amount of $34,457 for the year ended December 31, 1995.

NOTE 9 - DISCONTINUED OPERATIONS

     On June 1, 1995, Crowell sold its residential real estate brokerage division ("Division") to Meybohm Realty, Inc. ("Meybohm), another real estate brokerage firm located in the Augusta area, with an effective closing date of June 1, 1995. The sales price of the Division was $100,000 in cash, plus payments based on various percentages of former Crowell agent earnings, listings, and pending sale contracts transferred from Crowell to Meybohm for one year from the date of sale. In addition, the sales price included payments not to exceed $60,000 per year for the right to exclusively market Crowell and related entities' developments for a period of two years. The net book value of the division was approximately $21,000 at the time of the sale. This amount is included as cost in the $79,000 gain on the disposal of the Division. All other payments received under the sales agreement are reflected in the loss from discontinued operations. There was no material relationship between Crowell and Meybohm at the time of the sale. No income tax was incurred from the sale of the Division because of the operating loss incurred by Crowell for 1995. Total revenue from the residential brokerage division for the year ended December 31, 1995, was $528,473.

     On December 16, 1996 Crowell sold United Data Systems, Inc., ("UDS"), a computer software company. The sales price of UDS was $200,000 which was received in the form of $80,000 in cash and a note receivable of $120,000 which is secured by all sold and future assets of UDS. The net book value of UDS was approximately $40,000. Therefore, a gain of approximately $160,000 was recognized on the sale. The purchaser of UDS was Chin U. Yu ("Chin"). There was no material relationship between Crowell and Chin at the time of the sale. No income tax was incurred from the sale of UDS because of the operating loss incurred by Crowell for 1996. Total revenue for UDS for the years ended December 31, 1996 and 1995 was $421,199 and $562,713, respectively.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Crowell & Co., Inc., and Subsidiaries
Augusta, Georgia

     We have audited the accompanying consolidated balance sheets of Crowell & Co., Inc., and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crowell & Co., Inc., and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


CHERRY, BEKAERT & HOLLAND, L. L. P.


Augusta, Georgia
March 21, 1997

                      CROWELL & CO., INC., AND SUBSIDIARIES

                        DIRECTORS AND EXECUTIVE OFFICERS

Otis L. Crowell
President and Chairman of the Board of Directors

O. Lamar Crowell, Jr.
Vice President and Director

Mark L. Gilliam
Vice President, Secretary, Chief Financial Officer, and Director


                              CORPORATE INFORMATION

CORPORATE OFFICES
610 Industrial Park Boulevard
Evans, GA 30809
(706) 855-1099

INDEPENDENT AUDITORS
Cherry Bekaert & Holland
Augusta, GA

TRANSFER AGENT
Crowell & Co., Inc.
Evans, GA

COMMON STOCK AND DIVIDEND INFORMATION
There is no public trading market for the securities of Crowell. As of January 31, 1998, there were approximately 740 holders of record of Crowell's Common Stock without par value. No dividends have been paid on Crowell's Common Stock for more than 2 years and the management of Crowell does not intend to pay dividends in the foreseeable future.

FORM 10-KSB
A copy of the Company's Annual Report on Form 10-KSB (without exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 1996, may be obtained without charge by writing to Mark L. Gilliam at the Company's corporate office.

ADDITIONAL INFORMATION
For additional information, contact Mark L. Gilliam at the Company's corporate office.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-QSB

                Quarterly Report under Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                    For the Quarter Ended September 30, 1997

                           Commission File No. 0-7765


                               Crowell & Co., Inc.
        -----------------------------------------------------------------
        (Exact Name of small business issuer as specified in its charter)



             GEORGIA                                      58-1021933
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                  432 South Belair Road, Augusta, Georgia 30907
                  ---------------------------------------------
                    (Address of principal executive offices)

Issuer's telephone number, including area code          (706) 855-1099


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months and (2) has been
subject to such filing requirements for the past 90 days.   Yes [X]   No [ ]

The number of shares outstanding of issuer's common equity as of October 31, 1997 is 2,520,835.

                               CROWELL & CO., INC.

                                      INDEX

                                                                        PAGE NO.
                                                                        --------
PART 1 - FINANCIAL INFORMATION

         ITEM 1 - Financial Statements  ................................   4

         ITEM 2 - Management's Discussion and Analysis  ................   8

                         PART 1 - FINANCIAL INFORMATION

Item 1.  Financial Statements

The following condensed consolidated financial statements of Crowell & Co., Inc., and Subsidiaries are included in Item 1:

     Condensed Consolidated Balance Sheet September 30, 1997

     Condensed Consolidated Statements of Operations and Accumulated Deficit
          Three month and nine month periods ended September 30, 1997 and 1996

     Condensed Consolidated Statements of Cash Flows -
               Three month and nine month periods ended September 30, 1997 and 1996

     Notes to Condensed Consolidated Financial Statements

                      Crowell & Co., Inc., and Subsidiaries

                      Condensed Consolidated Balance Sheet
                               September 30, 1997

                                     Assets

Properties held for resale & development
     Homes under construction and for sale                          $ 1,839,775
     Developed residential                                            1,157,476
     Land held for future development and other                          65,899
                                                                   ------------
                                                                      3,063,150
                                                                   ------------

Cash and cash equivalents, including escrow funds of $2,634             162,693
                                                                   ------------

Receivables                                                             108,051
                                                                   ------------

Property and equipment, net of depreciation                             111,614
                                                                   ------------

Petersburg Racquet Club, net of depreciation                            606,910
                                                                   ------------

Other assets                                                             67,854
                                                                   ------------

                                                                    $ 4,120,272
                                                                   ============

                      Liabilities and Stockholders' Equity

Notes payable to banks                                              $ 3,151,024
                                                                   ------------

Accounts payable and accrued expenses                                   155,988
                                                                   ------------
Stockholders' equity
     Preferred stock                                                  1,011,899
     Common stock                                                       696,776
     Paid-in capital                                                     33,648
     Accumulated deficit                                               (929,063)
                                                                   ------------
                                                                        813,260
                                                                   ------------

                                                                    $ 4,120,272
                                                                   ============

See notes to condensed consolidated financial statements.


                      Crowell & Co., Inc., and Subsidiaries
     Condensed Consolidated Statements of Operations and Accumulated Deficit


                                                               Three Months Ended                  Nine Months Ended
                                                                  September 30,                      September 30,
                                                               -------------------                -------------------
                                                               1997           1996                1997           1996
                                                               ----           ----                ----           ----
Revenues
     Home sales                                            $ 1,749,552   $ 2,201,385          $ 4,389,114   $ 5,169,155
     All other revenues                                        567,100       177,047            1,153,449       595,606
                                                           -----------   -----------          -----------   -----------
                                                             2,316,652     2,378,432            5,542,563     5,764,761
                                                           -----------   -----------          -----------   -----------
Cost of revenues
     Homes                                                   1,703,793     2,002,129            4,140,646     4,618,826
     All other costs                                           192,433        26,902              482,129       358,277
                                                           -----------   -----------          -----------   -----------

                                                             1,896,226     2,029,031            4,622,775     4,977,103
                                                           -----------   -----------          -----------   -----------

Operating expenses                                             267,306       218,342              755,372       697,736
                                                           -----------   -----------          -----------   -----------

Operating income (loss)                                        153,120       131,059              164,416        89,922
                                                           -----------   -----------          -----------   -----------

Other income                                                    29,716        25,709               61,488        24,352
                                                           -----------   -----------          -----------   -----------

Net financial expense                                           60,036        38,757              154,515       184,637
                                                           -----------   -----------          -----------   -----------

Income (loss) before discontinued operations                   122,800       118,011               71,389       (70,363)
                                                           -----------   -----------          -----------   -----------

Discontinued Operations                                              0       (14,193)                   0       (12,283)
                                                           -----------   -----------          -----------   -----------

Income (loss)                                                  122,800       103,818               71,389       (82,646)
                                                           -----------   -----------          -----------   -----------
Accumulated deficit
     Beginning of period                                    (1,051,863)   (1,173,763)          (1,000,452)     (987,299)
     End of period                                            (929,063)   (1,069,945)            (929,063)   (1,069,945)
                                                           -----------   -----------          -----------   -----------

Weighted average common shares outstanding                   2,520,835     2,520,835            2,520,835     2,520,835

Net loss per common share
     Primary earnings per share
     Income (loss) from continuing operations                    $ .04         $ .04                $ .00        ($ .06)
     Income (loss) from discontinued operations                    .00          (.01)                 .00           .00
                                                                ------        -------              ------        ------
                                                                 $ .04         $ .03                $ .00        ($ .06)

See notes to condensed consolidated financial statements.

                      Crowell & Co., Inc., and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows



                                                                    Three Months Ended               Nine Months Ended
                                                                       September 30,                   September 30,
                                                                    ------------------               ------------------
                                                                    1997          1996               1997          1996

Cash flows from operating activities
     Net income (loss)                                           $ 122,800     $ 103,818          $  71,389    ($  82,646)
     Adjustments to reconcile net income (loss) to net
     cash provided by operating activities
Depreciation and amortization                                       20,400        20,700             61,200        62,100
         Net (increase) decrease in inventory,
         receivables, prepaids, payables and accruals              610,442       842,640            516,926       629,816
                                                                 ---------     ---------          ---------     ---------

     Net cash provided by operating activities                     753,642       967,158            649,515       609,270
                                                                 ---------     ---------          ---------     ---------
Cash flows from investing activities
     Purchases of property and equipment                                 0       (78,066)          (159,752)     (113,222)
     Receipts on notes                                              11,500             0             25,871             0
                                                                 ---------     ---------          ---------     ---------

     Net cash provided by (used in) investing activities            11,500       (78,066)          (133,881)     (113,222)
                                                                 ---------     ---------          ---------     ---------
Cash flows from financing activities
     Proceeds from borrowings                                      936,891       762,717          3,347,237     3,718,274
     Payments of borrowings                                     (1,613,982)   (1,390,961)        (3,762,672)   (4,188,197)
                                                                 ---------     ---------          ---------     ---------

     Net cash used in financing activities                        (677,091)     (628,244)          (415,435)     (469,923)
                                                                 ---------     ---------          ---------     ---------

Net increase in cash                                                88,051       260,848            100,199        26,125

Cash at beginning of period                                         74,642        33,841             62,494       268,564

Cash at end of period                                            $ 162,693     $ 294,689          $ 162,693     $ 294,689
                                                                 =========     =========          =========     =========
Supplemental disclosures
     Interest paid, net of amount capitalized                    $  64,723     $  51,229          $ 149,957     $ 200,807

See notes to condensed consolidated financial statements.

                      CROWELL & CO., INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 1997



Note 1 - Basis of Presentation

The accompanying financial statements are presented in accordance with the requirements of Form 10-QSB and consequently do not include all of the disclosures normally required by generally accepted accounting principles or those normally made in the Company's annual Form 10-KSB filing. Accordingly, the reader of this Form 10-QSB may wish to refer to the Company's Form 10-KSB for the year ended December 31, 1996, for further information.

The financial information has been prepared in accordance with the Company's customary accounting practices and has not been audited. In the opinion of management, the information presented reflects all adjustments necessary for a fair statement of interim results. All such adjustments are of a normal and recurring nature.


Note 2 - Loss per share

The income (loss) per common share has been computed using the weighted average of the number of shares outstanding during the three and nine month periods ended September 30, 1997 and 1996. Because inclusion of convertible preferred stock would have an anti-dilutive or no effect on the income (loss) per common share, the convertible preferred stock is excluded from the computation of the income (loss) per common share assuming full dilution for the quarters ended September 30, 1997 and 1996, and for the nine months ended September 30, 1997 and 1996.

Item 2.       Management's Discussion and Analysis

Results of Operations for the Quarters ended September 30, 1997 and 1996

The primary sources of revenue of Crowell & Co., Inc., and Subsidiaries (the "Company") are the development of residential properties for resale and homebuilding.

Other sources of revenue include operation of a pool and tennis facility, and various other real estate related activities.

Total revenues for the quarter ended September 30, 1997, are $61,780 less than revenues for the quarter ended September 30, 1996. This can be attributed to a decrease in home sales of $451,833 and an increase in other revenues of $390,053.

Currently sales backlog on Company constructed homes is $1,146,519. Construction on these homes is 79% complete. Backlog represents signed contracts for the purchase of homes where the property has not been closed. Therefore, the Company still holds legal title and has not recognized any income.

The gross profit margin on home sales decreased in the quarter ended September 30, 1997, as compared to the quarter ended September 30, 1996, from 9% to 3%.

Operating expenses increased by $48,964 for the quarter ended September 30, 1997, as compared to the same quarter last year. Operating expenses include salaries, office expenses, occupancy, depreciation, advertising and promotion, taxes and licenses, legal and accounting, communications, and other expenses. These expenses are fixed in nature and normally do not fluctuate with different revenue levels.

The Company had net income for the third quarter of 1997 of $122,800 compared to a net income of $103,818 for the third quarter of 1996.

Liquidity and Capital Resources

The Company has obtained financing historically by borrowing from conventional lending sources using land acquired for development as security for loans.

Current and future liquidity needs are expected to be met by use of the proceeds from home, lot, and land sales and the proceeds from loans, using lands purchased for development as collateral. Existing development loans and commitments available to the Company have been made by various financial institutions and are secured by raw land and the improved lots held for resale. Payments of interest are due monthly or quarterly and a portion of the principal is repaid as each lot is sold. The Company has approximately $206,000 in unused development loan commitments available to use in the development of residential properties as of September 30, 1997.

Residential home construction costs are expected to be met through the use of existing commitments aggregating approximately $1,070,000 as of September 30, 1997, and through the use of additional commitments also using the improved lots as collateral. Lot acquisition costs and home construction costs are financed by construction loans from a number of conventional lending sources, generally lending 90-95% of the costs of the home, secured by the lot and improvements. These loans are repaid upon the sale of the home. These loans are negotiated and closed on a project-by-project and lot-by-lot basis.

In addition to the development loans, the Company has a loan agreement with an Augusta, Georgia, bank in the amount of approximately $584,000 which is secured by real property.

The Company also has several other loans with various lenders which are secured by various Company assets.

Financing arrangements for long-term needs have not been made. Such arrangements in the land development business are generally made on a project-by-project basis. Debt service on all existing loans (loan balances totaled $3,151,024 as of September 30, 1997) and funds for operations are expected to be met from the proceeds of home, lot, and land sales. Notes maturing in the next twelve months total approximately $2,600,000. At September 30, 1997, available cash and proceeds from home, lot, and land sales were expected to be sufficient to meet the Company's requirements for the following quarter. The Company historically has renewed these notes as is common in the development business. The notes will eventually be repaid from proceeds of land, lot, and home sales.

The Company expects to, as it has done in the past, sell land it presently owns to meet liquidity needs. Coupled with revenues from normal sources, such sales would be expected to generate sufficient cash to meet liquidity requirements.

The Company has net operating loss carryforwards available of approximately $2,060,000 to offset against future federal and state taxable income. The current value of these carryforwards computed at maximum federal and state income tax rates is approximately $800,000. This amount is not reflected in the financial statements.

Results of Operations  for the Nine Month  Periods Ended  September 30, 1997 and
1996

Total revenues for the nine months ended September 30, 1997, are $222,198 less than for the nine months ended September 30, 1996. This can be attributed primarily to a decrease in home sales of $780,041 and an increase in other revenues of $557,843.

Gross profit percent on home sales decreased from 11% for the nine months ended September 30, 1996, to 6% for the nine months ended September 30, 1997.

Operating expenses increased by $57,636 for the nine months ended September 30, 1997, as compared to the nine months ended September 30, 1996.

Net loss for the nine months ended September 30, 1996, was $82,646 compared with a net income of $71,389 for the nine months ended September 30, 1997.

                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Crowell & Co., Inc.



November 13, 1997                       By:  /s/ Mark L. Gilliam
                                             --------------------------
                                             Mark L. Gilliam
                                             Vice President on Behalf of
                                             the registrant and as Chief
                                             Financial Officer

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



     Pursuant To Section 13 Or 15 (d) of the Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported):    December 31, 1997


                               CROWELL & CO., INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Georgia                        0-7765             58-1021933
             -------                        ------             ----------
  (State or other jurisdiction of         (Commission       (I.R.S. Employer
          incorporation)                  File Number)     Identification No.)


610 Industrial Park Boulevard, Evans, GA                               30809
----------------------------------------                               -----
(Address of Principal executive offices)                             (Zip Code)


Registrant's telephone number including area code:  (706) 855-1099
                                                    --------------

                               CROWELL & CO., INC.

                                      INDEX

                                                                            PAGE

ITEM 2  Acquisition or Disposition of Assets...............................   3

                               CROWELL & CO., INC.

                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


On December 31, 1997, Crowell & Co., Inc. ("Crowell"), sold the real estate and business operation known as Petersburg Racquet Club ("PRC") to Craig S. Jones, an individual. No material relationship existed between Mr. Jones and Crowell before the sale.

The purchase price of PRC was approximately $818,000. This amount was received in the form of approximately $100,000 in cash, the assumption of a mortgage loan on PRC in the amount of approximately $576,000, the execution of a note secured by a second mortgage on PRC in favor of Crowell in the amount of approximately $129,000, the execution of a note in favor of Crowell in the amount of approximately $7,000 and the obligation to pay Crowell the accounts receivable of PRC at December 31, 1997, which are approximately $6,000, as they are received.

The net book value of PRC at the time of the sale was approximately $643,000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         Crowell & Co., Inc.

DATE  January 8, 1998                    /s/ Mark L. Gilliam
      ---------------                    ---------------
                                         Mark L. Gilliam as Vice President on
                                         Behalf of the registrant and as Chief
                                         Financial Officer